Exhibit 99.1

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AURORA ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:
https://www.cstproxy.com/[X]/sm2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

FOR THE SPECIAL MEETING OF SHAREHOLDERS OF:

AURORA ACQUISITION CORP.

20 NORTH AUDLEY STREET, LONDON, W1K 6LX, UNITED KINGDOM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint Arnaud Massenet, as proxy, with the power to appoint his substitute, and hereby authorize him to represent and to vote, as designated on the reverse side of this ballot, all of the shares that the undersigned is entitled to vote at the special meeting of Aurora Acquisition Corp., a Cayman Islands exempted company (the "Company") to be held on [•], 2022, at 8:00 a.m., Eastern Time virtually at [•], and any adjournment or postponement thereof (the "Special Meeting").

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on Reverse Side)

Important Special Notice Regarding Meeting of the Stockholders Availability to of be Proxy held Materials on []. for the
This notice of Special Meeting of Stockholders and accompanying Proxy Statement are available at:
AURORA PROXY CARD ACQUISITION CORP. –
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
1. The proposal BCA to Proposal approve by — ordinary to consider resolution and vote and upon adopt a the 10, Agreement 2021 as the same may be amended, (this goes in the bracket where Merger Agreement is defined). (the “Merger and Plan Agreement”), of Merger, dated by and as of among May
Aurora and Better Acquisition Holdco, Corp. Inc. (“Holdco”) (“Aurora”), . The Aurora Merger Merger Agreement Sub I, provides Inc. (“Merger for, among Sub”) surviving other things, the the merger mergers as a of wholly (x) Merger owned Sub subsidiary with and of into Aurora, Better, and with (y) Better Better with dance and with into the Aurora, terms with and Aurora subject surviving to the conditions the merger, of the in each Merger case, Agreement in accor- (the “BCA Proposal”).
2. vote The upon Domestication a proposal to Proposal approve by — special to consider resolution, and deregistering the change of    as Aurora’s an exempted jurisdiction company of incorporation in the Cay- by under man Islands the laws and of continuing the State and of Delaware domesticating (the “Domestication” as a corporation and, incorporated together with the Mergers, the “Business Combination”) (the “Domestication Proposal”).
3. following Organizational four separate Documents proposals Proposals (collectively, — to the consider “Organizational and vote Documents upon the Memorandum Proposals”) to and approve Articles by special of Association resolution being Aurora’s amended Amended and restated and Restated by the new deletion certificate in their of entirety incorporation and the (“Proposed substitution Certificate in their place of Incorporation”) of the proposed and the terial proposed differences new between bylaws (“Proposed Aurora’s Amended Bylaws”) and together Restated with Memorandum the following ma- and Articles Constitutional of Association Documents”) (as may and be the amended proposed from new time certificate to time, of the incorporation “Cayman posed (“Proposed Bylaws”) Certificate of Better of Incorporation”) Home & Finance and Holding the proposed Company new (a bylaws corporation (“Pro- by incorporated the Secretary in the of State State of of Delaware), Delaware of and the the certificate filing with of domestication and acceptance in accordance “DGCL”): with Section 388 of the Delaware General Corporation Law (the
3a. thorize Organizational by ordinary Documents resolution the Proposal change A in — the to au- au-
Class thorized A share ordinary capital shares, of Aurora par value from 500,000,000 $0.0001 per nary share shares, (the “Aurora par value Class $0.0001 A ordinary per share shares”), (the 50,000,000 “Aurora Class Class B ordinary B ordi- ordinary shares” and, shares”), together and with 5,000,000 the Aurora preference Class A ordinary shares, shares, par value the $ “Aurora 0.0001 Class per share A common (the “Former stock, par preference value $0.0001 shares”), per to share 1,750,000,000 (the “Better shares Home    of & stock, Finance par Class value A $ common 0.0001 per stock”),600,000,000 share (the “Better shares Home of & Class Finance B common Class B $ common 0.0001 per stock”), share 800,000,000 (the “Better shares Home & of Finance Class C Class common C common stock, par stock”), value and (the “Better 100,000,000 Home shares & Finance of preferred preferred stock, stock”) par (this value proposal $0.0001 is referred per share to herein as “Organizational Documents Proposal A”);
3b. to Organizational authorize by ordinary Documents resolution Proposal the board B — of directors or all shares of Better of Better Home Home & Finance & Finance to issue preferred any stock may be in expressly one or more determined classes or by series, the Board with and such as terms may be and permitted conditions by the as DGCL Proposal (this B”); proposal is referred to herein as “Organizational Documents
3c. to Organizational provide by ordinary Documents resolution Proposal that (i) holders C —of mon shares stock of will Better be Home entitled & Finance to cast one Class vote A com- per to shares cast three of Better votes Home per share & Finance of Better Class Home B common & Finance stock Class will B be common entitled mon stock stock and (iii) will holders not be of entitled shares to of vote Better and Home will not & Finance have any Class voting C rights com- other Incorporation, than as as provided applicable, by applicable on each matter law or properly the Proposed submitted Certificate to Better of herein Home & as Finance “Organizational shareholders Documents entitled Proposal to vote (this C”); proposal is referred to
3d. to Organizational authorize by ordinary Documents resolution Proposal all other chang- D — man es in Constitutional connection with Documents the replacement with the of Proposed the Cay-
Certificate cation, including of Incorporation (1) changing and the Proposed corporate Bylaws name from as part “Aurora of the Acquisition Domesti- Corp. the Business ” to “Better Combination, Home & Finance (2) making Holding Better Company” Home & Finance’s in connection corporate with tain existence stockholder perpetual, litigation, (3) adopting (4) opting Delaware out of the as provisions the exclusive of Section forum for 203 cer- of blank DGCL check and (5) company removing that certain will no provisions longer be related applicable to Aurora’s upon consumma- status as a tion believes of the is Business necessary Combination, to adequately all address of which the Aurora’s needs board of Better of directors Home & Finance as “Organizational after the Business Documents Combination Proposal (this D”). proposal is referred to herein
4. Director to consider Election and vote Proposal upon a — proposal for holders by of ordinary Aurora    resolution, Class B ordinary assuming shares, the Proposals BCA Proposal, are approved, the Domestication to elect Proposal 6 directors and who, the    upon Organizational consummation Documents of the proposal Business is Combination, referred to herein will be as the the    directors “Director of Election Better Proposal”) Home & Finance . (this
4a. Vishal Garg 4b. Michael Farello 4c. Prabhu Narasimhan 4d. Steven Sarracino 4e. Riaz Valani
FOR ALL AGAINST ALL NOMINEES FOR ALL NOMINEES NOMINEES EXCEPT
To Nominees withhold Except” authority and to write vote the for number(s) any individual of the nominees nominee(s), on the mark line “For below. All
5. The vote Stock upon a Issuance proposal to Proposal approve — to consider and vote upon a proposal to approve by ordinary resolution the issuance of shares of Better Home & Finance Class A common stock, Better Home & Finance Class B common stock and/or Better Home & Finance Class C common stock, as applicable, to (a) the Bridge Investors, including the Sponsor, pursuant to (i) the Bridge Financing (as defined herein) and (ii) the issuance of the shares of Better Home & Finance Class A common stock upon the conversion of the Post-Closing Convertible Notes (as defined herein) and (b) the Better Stockholders pursuant to the Merger Agreement (this proposal is referred to herein as the “Stock Issuance Proposal”)
6. The and vote Incentive upon a Equity proposal Plan to Proposal approve by — ordinary to consider res- is olution referred the to 2022 herein Incentive as the “Incentive Equity Plan Equity (this Plan proposal Pro- posal”).
7. proposal The ESPP to Proposal approve by — ordinary to consider resolution and vote the upon 2022 a
Employee ferred to herein Stock as Purchase the “ESPP Plan Proposal”) (this proposal . is re-
8. The upon Adjournment a proposal to Proposal approve the — to adjournment consider and of vote the extraordinary if necessary, to general permit meeting further solicitation to a later date and or vote dates, of more to herein proposals as the “Adjournment at the extraordinary Proposal”) general . meeting (this proposal is referred NOTE: adjournment Such thereof. other business as may properly come before the meeting or any the The manner Shares directed represented herein by by the the proxy, undersigned when properly shareholder(s) executed, . If will no be direction voted in is made, come before this proxy the meeting, will be voted unless FOR such all authority Proposals. is withheld If any other on this matters proxy card, properly the Proxies will vote on such matters in their discretion.
CONTROL NUMBER
Signature Signature, if held jointly Date, 2022
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person